SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2006

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia

(State or other jurisdiction of

incorporation or organization)

1-8022	62-1051971
(Commission File No.)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, FL 32202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(904) 359-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Disclosure of results of operations and financial condition.

On July 18, 2006, CSX Corporation (“CSX” and, together with its subsidiaries, the “company”) issued a press release and its quarterly Flash document on financial and operating results for the second quarter ended June 30, 2006. A copy of the press release is attached hereto as Exhibit 99.1, and a copy of the Flash document is attached hereto as Exhibit 99.2.

Item 5.03. Amendments to articles of incorporation or bylaws.

On July 18, 2006, CSX filed an amendment to its Amended and Restated Articles of Incorporation (the “Amendment”). The Amendment increases CSX’s authority to issue shares of its common stock, par value $1.00 per share (“Common Stock”), from 300,000,000 shares to 600,000,000 shares. The Amendment was filed in connection with and will effect the two-for-one split of the Common Stock described in Item 7.01 below. The effective time of the Amendment shall be 5:00 p.m. on August 3, 2006. A copy of the Amendment is attached hereto as Exhibit 3.1.

Item 7.01. Regulation FD Disclosure.

On July 18, 2006, the Board of Directors (the “Board”) approved a two-for-one split of the Common Stock (the “Stock Split”). Each holder of record at the close of business on August 3, 2006, will receive one additional share of CSX Common Stock for each share of CSX Common Stock held on that date. The additional shares resulting from the Stock Split will be distributed on August 15, 2006. Stockholders will receive a direct registration (book-entry) statement for the additional shares of Common Stock to be issued in the Stock Split and will not need to exchange existing stock certificates.

Also on July 18, 2006, the Board authorized a $500 million share buyback program that the company intends to complete over the next twelve months.

On July 18, 2006, the Board also approved a $0.10 per share quarterly cash dividend on the post-split shares, representing a 54% increase. The increased quarterly dividend to shareholders of record as of August 25, 2006, is payable on September 15, 2006.

A copy of the press release announcing the Stock Split, share buyback program and quarterly cash dividend is attached as Exhibit 99.1.

The information contained in this Current Report on Form 8-K under Items 2.02 and 7.01, including Exhibits 99.1 and 99.2 hereto, has been “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section. The information in this Current Report under Items 2.02 and 7.01 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01. Exhibits.

(d)	The following exhibits are being filed or furnished herewith:

Exhibit No.	Description
3.1	Articles of Amendment to CSX Corporation’s Amended and Restated Articles of Incorporation. Filed herewith.

99.1	Press Release dated July 18, 2006 from CSX Corporation. Furnished herewith.*

99.2	Quarterly Flash Document. Furnished herewith.*

*	Any internet addresses provided in this exhibit are for informational purposes only and are not intended to be hyperlinks.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ CAROLYN T. SIZEMORE
Carolyn T. Sizemore
Vice President and Controller
(Principal Accounting Officer)

Date: July 18, 2006